EXHIBIT 6

                     JOINT FILING AGREEMENT


          The undersigned persons hereby agree that reports on
Schedule 13D, and amendments thereto, may be filed in a single statement on behalf of all such persons and, further, each of such persons designates Cook Inlet Region, Inc. as its agent and Attorney-in-Fact for the purpose of executing any and all
Schedule 13D filings required to be made by it with the Securities and Exchange Commission.

Dated this 5th day of January, 1995.


COOK INLET REGION, INC.                 COOK INLET CORPORATION



By:  /s/ Mark W. Kroloff                By:  /s/ Mark D. Adolph
     Mark W. Kroloff                         Mark D. Adolph
     Vice President                          Vice President


COOK INLET COMMUNICATIONS, INC.         COOK INLET COMMUNICATIONS
                                          CORP.



By:  /s/ Mark D. Adolph                 By:  /s/ Mark D. Adolph
     Mark D. Adolph                          Mark D. Adolph
     Vice President                          Vice President